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                                                                   Exhibit 10.20

                      STANDSTILL AND BRING ALONG AGREEMENT

          THIS STANDSTILL AND BRING ALONG AGREEMENT (the "Agreement") is made and entered into as of this 14th day of September, 1999 by and among GetThere.com, a California corporation (the "Company") and American Express Travel Related Services Company, Inc. ("American Express" or the "Series E Investor").

                                    RECITALS
                                    --------

          WHEREAS, the Company desires to issue and sell to the Series E Investor and other investors, subject to the terms of the Preferred Stock and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement"), (i) One (1) share of its Series D3 Preferred Stock (the "Series D3 Preferred"); (ii) up to One Million Three Hundred Seventy-Five Thousand Four Hundred Twenty-Three (1,375,423) shares of its Series C Preferred Stock (the "Series C Preferred");
(iii) up to Five Million Forty-One Thousand Seventy-Six (5,041,076) shares of its Series E Preferred Stock (the "Series E Preferred"); (iv) warrants exercisable for up to Two Million One Hundred Sixty Thousand Forty-Six (2,160,046) shares of Series E Preferred Stock, (v) warrants exercisable for Three Hundred Seventy-Five Thousand (375,000) shares of Common Stock, and (vi) warrants exercisable for up to One Million One Hundred Thirty-Six Thousand Eight Hundred Twenty-One (1,136,821) shares of Series C Preferred Stock (together with the warrants exercisable for Series E Preferred Stock and the warrants exercisable for Common Stock, the "Warrants"); and

          WHEREAS, in order to induce the Company to sell the Shares and the Warrants and to induce the Series E Investor and other investors to invest funds in the Company by purchasing the Shares and the Warrants under the Purchase Agreement, the Company and the Series E Investor have agreed to enter into this Agreement to set forth their agreement and understandings with respect to the matters set forth herein at the initial closing under the Purchase Agreement (the "Closing").

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

         1.  Legends.  All stock certificates of the parties hereto
             -------
representing any shares of Common Stock or Preferred Stock subject to the provisions of this Agreement shall have endorsed thereon a legend to substantially the following effect:

          "THE VOTING RIGHTS OF, AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AS SET FORTH IN A STANDSTILL AND BRING ALONG AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS AND ITS REGISTERED OFFICE."
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   2.  Transferees.
       -----------

       a. All transferees or assignees of shares of capital stock of the Company from the Series E Investor or any other party to this Agreement shall be bound by and subject to all of the terms and conditions of this Agreement and, by execution of an Adoption Agreement substantially in the form attached hereto as Schedule B and in accordance with the terms of Section 8(c), shall become a
----------
party to this Agreement with the same effect as though it had executed this Agreement on the date first written above.

       b. Notwithstanding Section 2(a) above, all rights and obligations hereunder with respect to any shares of capital stock of the Company held by the Series E Investor or any other party to this Agreement shall terminate as to such shares and be of no further force or effect immediately upon the sale of such shares following the firm commitment underwritten offering of the Company's securities to the general public (the "Initial Public Offering") or the date upon which the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or under Rule 144 promulgated thereunder.

       c. Upon the sale by the Company of Common Stock or Preferred Stock to the Series E Investor or assignee or successor thereof, including, without limitation, the issuance of shares of Series E Preferred Stock or Common Stock upon exercise of the Warrants, or the issuance of any exercisable, convertible or exchangeable securities issued upon exercise thereof, each holder of such shares of Preferred Stock or Common Stock shall, by execution of an Adoption Agreement substantially in the form attached hereto as Schedule B and in
                                                       ----------
accordance with the terms of Section 8(c), but without any further action required on the part of the Company or the Series E Investor or any other party to this Agreement, become a party to this Agreement and shall thereafter hold any shares of Common Stock or Preferred Stock held by such person subject to all of the terms, conditions and rights set forth in this Agreement.

   3.  Bring Along Provision upon a Sale of the Company.
       ------------------------------------------------

       a. In the event that a Sale of the Company (as defined below) is approved by (i) the Board of Directors of the Company and as to which a fairness opinion has been rendered by a nationally recognized investment banking firm to the effect that the consideration to be received in the Sale of the Company is fair to the shareholders of the Company from a financial point of view subject to customary qualifications, limitations and restrictions and (ii) (x) if prior to the Initial Public Offering, holders of a majority of the outstanding Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, and excluding any shares of Common Stock issued upon conversion of Series C, Series D1, Series D2, Series D3 or Series E Preferred Stock or (y) if after the Initial Public Offering, holders of at least thirty percent (30%) of the then outstanding shares of Common Stock of the Company (excluding any shares of Common Stock issued or issuable upon conversion of the Series C, Series D1, Series D2, Series D3 or Series E Preferred Stock), vote in favor of or consent to such Sale of the Company, the Series E Investor hereby agrees to:

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           (i)   vote that number of shares of the capital stock of the Company as to which they have beneficial ownership as of the time of the record date for such Sale of the Company;

           (ii) not exercise any dissenters' rights under applicable law at any time for such Sale of the Company;

           (iii) refrain, if required by applicable law, rule or regulation or accounting principle in order to affect a valid "pooling of interests" business combination, from transferring any securities of the Company, the acquirer, or any other applicable company during any period prohibited by then applicable "pooling of interests" accounting treatment rules after the Sale of the Company, during the minimum period required by such rules; and

           (iv) after receiving proper notice of such meeting ("Meeting Notice"), be present, in person or by proxy, along with any of their respective affiliated entities, as holders of shares of voting securities, at all meetings of shareholders of the Company to vote on the approval of a Sale of the Company so that all shares of voting securities beneficially owned by such shareholders and/or their affiliated entities may be counted for the purposes of determining the presence of a quorum at such meetings.

       b. Notwithstanding the foregoing, American Express and any American Express Entity (as defined below) shall only be subject to the terms and conditions of Section 3(a) and receive the benefits of Section 3(d) until the date fifteen and a half (15 1/2) months following the date hereof and provided, that in the event of a Sale of the Company to an American Express Non-Approved Buyer set forth on Exhibit A attached hereto, American Express and any
                   ---------
American Express Entity shall have the right and option, in American Express's sole discretion, to elect to abstain from voting in favor of a Sale of the Company to such buyer and shall not be required to be present, in person or by proxy, along with any of their respective affiliated entities, as holders of shares of voting securities as otherwise required by Section 3(a)(iv) above.

       c. A "Sale of the Company" shall mean (i) a consolidation or merger of the Company with or into any other corporation or corporations in which the shareholders of the Company immediately prior to such transaction(s) own, as a result of such transaction(s), less than a majority of the voting securities of the successor or surviving corporation immediately thereafter, (ii) a consolidation or merger of the Company with or into any other corporation or corporations in which a shareholder (or group of affiliated shareholders) of the Company who owned less than fifty percent (50%) of the outstanding voting securities of the Company immediately prior to the transaction(s), as a result of such transaction(s), owns more than fifty percent (50%) of the outstanding securities of the successor or surviving corporation immediately thereafter; provided, however, that this clause (ii) shall not be deemed to be a "Sale of the Company" if the acquiring shareholder is in breach of any standstill or similar agreement between such shareholder and the Company in connection with such consolidation or merger, or (iii) a sale of all or substantially all of the assets or business of the Company in one or more related transactions.

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           d.  Other Bring Along Agreements.  The Company shall enter into a
               ----------------------------
bring along agreement with any person or entity, or group of related persons or entities (that is not a financial institution acquiring capital stock of the Company solely for investment purposes and which (with its affiliates) does not have nor reasonably expects to have any business relationship with the Company other than as a passive investor), who or which acquire(s) fifteen percent (15%) or more of the outstanding capital stock of the Company (a "Subsequent Major Purchaser") in a sale or issuance, or group of related sales or issuances, by the Company on and after the date hereof (unless such sale or issuance by the Company is to underwriters in connection with the Company's initial public offering); provided, however, that if the Company enters into a bring along agreement with a Subsequent Major Purchaser that is less restrictive than the bring along agreement in this Section 3, then the Company shall, as a condition to the issuance of securities to such Subsequent Major Purchaser, amend the provisions of this Section 3 to be substantially similar to the bring along provisions applicable to the Subsequent Major Purchaser. If the Company does not enter into a bring along agreement with a Subsequent Major Purchaser, then this
Section 3 shall terminate and shall be of no further force and effect.

       4.  Ownership and Control Restrictions.
           ----------------------------------

           a.  Standstill and Control Agreement.  Notwithstanding any other
               --------------------------------
provision of this Agreement or the rights of first refusal held by any Series E Investor under that certain Amended and Restated Investor Rights Agreement dated of even date herewith (the "Investor Rights Agreement"), without the prior approval of an executive officer of the Company or the prior approval of the Board of Directors of the Company, each party to this Agreement, and any entity which becomes a party to this Agreement pursuant to Sections 2(a), 2(c) or 6(c) hereof or otherwise, including each of their respective affiliates or associates (in either case as defined in Rule 12b-2 of the 1934 Act) (each a "Standstill Investor" and collectively, the "Standstill Investors") covenant and agree that they will not (and each party will not knowingly assist or encourage any other party to), directly or indirectly:

               (i) acquire or agree, offer, seek, exercise any option or propose to acquire, cause to be acquired or commence any tender or exchange offer seeking to acquire beneficial ownership (as defined in Rule 13d-3 of the 1934 Act, without regard to the 60 day provision in paragraph (d)(1)(i) thereof) of any securities of the Company entitled to vote with respect to the election of any directors of the Company ("Voting Securities"), any securities convertible into, exchangeable for, or exercisable for, or that may become any Voting Securities or any other right to acquire Voting Securities (such Voting Securities and rights to acquire Voting Securities are collectively referred to herein as "Securities"), if after such acquisition the Voting Securities then beneficially owned by such Standstill Investor represent more than such Standstill Investor's Threshold Percentage (as set forth in Schedule A
                                                            ----------
attached hereto) of the Company's then outstanding Voting Securities; provided that the shares issuable upon exercise or exchange of the AmEx Warrants (as such term is defined in the Purchase Agreement) shall not be deemed to be "Voting Securities" unless issued and outstanding upon exercise of the AmEx Warrants; provided, further, however, that any Standstill Investor shall be permitted to commence a tender or exchange offer seeking to acquire beneficial ownership (as defined in Rule 13d-3 of the 1934 Act, without regard to the 60 day provision in paragraph (d)(1)(i) thereof) of all, but not less than all, of the then outstanding shares of capital stock of the Company so long as each holder of any such capital stock has the right to tender or exchange any

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of the capital stock held by such holder to such Standstill Investor at the same price and on the same terms as any other holder of any capital stock; or

               (ii) make, or in any way participate, in any solicitation of proxies or consents with respect to any Voting Securities, become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the 1934 Act) with respect to the Company in each case, in opposition to any proxy solicitation subject to such Rule 14a-11 being conducted by the Company (providing that the foregoing shall not prohibit any communication not amounting to a solicitation of proxies); or call or attempt to call any meeting of the shareholders of the Company for the purpose of proposing, nominating or supporting for election to the Board of Directors of the Company or vote or cause to be voted any Voting Securities in favor of: (A) any persons other than as contemplated to be elected pursuant to the terms of
            ----------
Section 1 of that certain Amended and Restated Shareholders Agreement by and among the Company and certain shareholders of even date herewith (the "Shareholders Agreement"), provided and to the extent that such section is still in full force and effect, or pursuant to the voting rights of the Series D1 Preferred Stock, Series D2 Preferred Stock or Series D3 Preferred Stock of the Company, if any shares of each or all are then outstanding; or (B) if subsequent to the Initial Public Offering of the Company, any persons whose nominations have not been approved by a majority of the Board of Directors of the Company except for that number of persons that would constitute the same percentage (the
----------
"Board Representation Percentage") or any lesser percentage of the total authorized number of directors of the Company to be elected at the Company's next special or annual meeting of shareholders (an "Election of Directors") as the percentage obtained by dividing (x) the aggregate number of Securities outstanding and held by such Standstill Investor as of the record date for such Election of Directors by (y) the aggregate number of Securities of the Company outstanding as of the record date for such Election of Directors; provided that,
                                                                  -------------
for purposes of this calculation, (i) if such Standstill Investor's Board Representation Percentage would entitle such Standstill Investor to propose, nominate or support for election to the Board of Directors a total number of persons that either includes a fractional number of persons or is a fractional number that is less than one (1) person, then such total number shall be rounded to the nearest whole number of persons or to zero (0) persons, respectively and
(ii) such total number shall be reduced by the sum of (x) the number of persons that is to be elected under subsection 1(a)(vii) of the Shareholders Agreement, provided that such subsection is still in full force and effect, or that United Air Lines, Inc. or Covia LLC may nominate or support for election to the Board of Directors of the Company pursuant to the voting rights of the Series D1 Preferred Stock or Series D2 Preferred Stock of the Company, if either or both are then outstanding and (y) the number of persons that is to be elected under subsection 1(a)(iv) of the Shareholders Agreement pursuant to the voting rights of the Series D3 Preferred Stock of the Company, if such Series D3 Preferred Stock is then outstanding.

               (iii) enter into any arrangements, agreements or substantive negotiations with any third party with respect to any of the matters described in paragraphs (i) or (ii) of this Section 4(a) with respect to the Company.

           b.  Notice of Voting Securities Purchases and Sales.  Each
               -----------------------------------------------
Standstill Investor shall advise the Company pursuant to the terms of Section 8(g) as to its plans to acquire or dispose of beneficial ownership of Voting Securities, or rights thereto, reasonably in advance of any such action.

           c.  Acts in Concert with Others.  No Standstill Investor shall join a
               ---------------------------
partnership, limited partnership, syndicate or other group unaffiliated with such Standstill Investor, or otherwise act in concert with any third person unaffiliated with such Standstill Investor, for the purpose of acquiring, holding, voting or disposing of Voting Securities, or rights thereto.

           d.  Other Standstill Agreements.  The Company shall enter into a
               ---------------------------
standstill agreement with any Subsequent Major Purchaser in a sale or issuance, or a group of related sales or issuances, by the Company of securities of the Company on and after the date hereof (unless such sale or issuance by the Company is to underwriters in connection with the Company's initial public offering); provided, however, that if the Company enters into a standstill agreement with a Subsequent Major Purchaser that is less restrictive than the standstill agreement in this Section 4, then the Company shall, as a condition to the issuance of securities to such Subsequent Major Purchaser, amend the provisions of this Section 4 to be substantially similar to the standstill provisions applicable to the Subsequent Major Purchaser. If the Company does not enter into a standstill agreement with a Subsequent Major Purchaser, then this
Section 4 shall terminate and shall be of no further force or effect.

           e.  Termination.  The provisions of this Section 4 shall terminate
               -----------
upon the earlier to occur of (such termination referred to as a "Section 4(e) Termination Event"):

               (i)  May 10, 2001;

               (ii) the breach of this Section 4 by any of the parties hereto other than American Express (provided that the party which committed such breach shall remain subject to the terms of subsections 4(a) through 4(d) hereof), unless such breach is unintentional and is cured within ten (10) business days from the date that such breach first becomes known to the Company (provided that the provision of such opportunity to cure does not prejudice or hinder the right of any other party hereto);

               (iii) such time as any corporation, partnership, individual, trust, unincorporated association, or other entity or "person" (as defined in Section 13(d)(3) of the 1934 Act), other than a party hereto (a "Third Party"), shall have:

                      (a) commenced, or publicly announced an intention to commence, a tender offer or exchange offer for any shares of any class of capital stock of the Company, the consummation of which would result in "beneficial ownership" (as defined under the 1934 Act) by such Third Party (together with all such Third Party's "affiliates" and "associates" (as such terms are defined in the 1934 Act)) of twelve and a half percent (12.5%) or more of the capital stock of the Company (as measured on a fully diluted basis, assuming the conversion, exercise or exchange of any of the then outstanding securities convertible, exercisable or exchangeable for, or any other rights to acquire shares of, capital stock of the Company) (collectively, for purposes of this Section 4(e), the "Capital Stock") or of ten percent (10%) or more of the Capital Stock if such Third Party is an American Express Non-Approved Buyer (as defined in Section 3(b) above) or of thirty percent (30%) or more of the Capital Stock if such Third Party is United Air Lines, Inc. or any of its affiliates;

                      (b) acquired beneficial ownership of shares of any class of capital stock of the Company which, when aggregated with any shares of any class of capital stock of the Company already owned by such Third Party, its affiliates and associates, would result in the aggregate beneficial ownership by such Third Party, its affiliates and associates of twelve and a half percent (12.5%) or more of the Capital Stock (or ten percent (10%) or more of the Capital Stock if such Third Party is an American Express Non-Approved Buyer or thirty percent (30%) or more of the Capital Stock is such Third Party is United Air Lines, Inc. or any of its affiliates), provided that such Third Party
                                           -------------
(except for a Third Party that is an American Express Non-Approved Buyer) has also filed a Schedule 13D with the Securities and Exchange Commission in which it reserves the right to acquire or hold the Company's securities with a purpose or effect of changing or influencing control of the Company or in connection with or as a participant in any transaction having that purpose or effect;

                      (c) filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire all or substantially all of the Company's assets;

                      (d) acquired all or substantially all of the assets of the Company;

                      (e) entered into an agreement with the Company which contemplates (A) the Sale of the Company or (B) the acquisition of (x) all or substantially all of the assets of the Company by such Third Party or (y) beneficial ownership of twelve and a half percent (12.5%) or more of the Capital Stock by such Third Party if such Third Party has not also entered into a standstill agreement with the Company containing terms that are at least as restrictive to such party as the terms of this Section 4;

                      (f) solicited "proxies" in a "solicitation" subject to the proxy rules under the 1934 Act, executed any written consent or become a "participant" in any "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act), in opposition to any proxy solicitation being conducted by the Company, in each case with respect to any class of capital stock of the Company;

                      (g) publicly announced a proposal or intention to undertake any of the actions enumerated in the foregoing subsections (a) through
(f).

               (iv) the occurrence of a Section 12(e) Termination Event (as defined in the Shareholders Agreement) resulting from other than subsection 12(e)(iii)(h) of the Shareholders Agreement;

               (v) notwithstanding the foregoing, the actions enumerated in the foregoing subsections 4(e)(iii)(a) through 4(e)(iii)(g) and the occurrence of a Section 12(e) Termination Event shall not constitute a Section 4(e) Termination Event and the terms of this Section 4 shall continue to apply to the Company and the parties hereto upon the earlier to occur of (A) the date such Third Party (as defined herein or the Shareholders Agreement, as applicable) publicly announces the abandonment or termination of such action or (B) in the case of an action set forth in subsections (iii)(a), (iii)(c), (iii)(e),
(iii)(f) and (iii)(g) of this Section 4(e) or subsections (iii)(a), (iii)(c), (iii)(e), (iii)(f) and (iii)(g) of Section 12(e) of the Shareholders Agreement, forty five (45) days following the initiation of such action if the transaction contemplated by such action has not closed by such date; provided, however, that if such transaction is still pending after the forty-five (45) days following the initiation of such action, then during the time when such transaction is still pending, this subclause (B) shall not apply and the actions enumerated in the foregoing subsections shall constitute a
Section 4(e) Termination Event.

                      f. The Standstill Investor will not be required to dispose of any Securities, to the extent that the Securities beneficially owned by such Standstill Investor represent more than such Standstill Investor's Threshold Percentage, and ownership of such Securities over the Standstill Investor's Threshold Percentage shall not be deemed to be a violation of this Agreement, (i) as a result of a recapitalization of the Company or a repurchase, redemption or exchange of securities of the Company or any other action taken by the Company and/or (ii) as part of a transaction on behalf of American Express's Profit Sharing Retirement Plan, 401(k) Savings Plan, or any successor any additional retirement plans thereto (collectively, the "Retirement Plans") where the Company's shares in such Retirement Plans are voted by a trustee for the benefit of American Express employees, and/or (iii) to the extent that such Securities were purchased subsequent to a Section 4(e) Termination Event and prior to the reinstatement of this Section 4 pursuant to Section 4(e)(v) hereof.

                      g. The limitations set forth in Section 4 hereof, (i) shall not prohibit or apply to any investments made by any American Express Entity (as defined below) in the ordinary course of its investment advisory, discretionary money management, asset management, annuity or similar business now or hereafter conducted or to any investment for the account of customers of any American Express Entity or made by or for the account of clients of an American Express Entity or made by or for the account of funds or pools of assets advised or underwritten by any American Express Entity, (ii) shall not prohibit or apply to investments by or for the account of any partnerships in which an American Express Entity has an interest, and (iii) shall not restrict any American Express Entity from engaging in or providing any banking services to any third parties, including, without limitation, commercial banking, correspondent banking, private banking, investment banking, merchant banking or bridge financing services or any similar services from engaging in or providing brokerage, dealing or securities advisory activities with respect to securities of the Company, provided that in each such case that such actions described in the preceding clauses (i), (ii) and (iii) are not made pursuant to or in connection with the receipt of information, instruction or control by the Series E Investor.

                      h. As used in this Agreement, the term "American Express Entity" shall include, and the foregoing limitation shall apply only to (i) American Express and its wholly owned subsidiaries and, only for so long as American Express Company shall own at least 50% of American Express (ii) American Express Company and its wholly owned subsidiaries.

                  5.  Right of Notice.  The Company shall give written notice
                      ---------------
to American Express at least two (2) business days prior to the execution by the Company of any letter of intent, no-shop agreement, lock-up or definitive agreement in connection with a Sale of the Company (the "Proposed Execution"), and American Express shall have the right and opportunity to present a competing bid to the duly convened Board of Directors of the Company at any time during the two (2) business days prior to the Proposed Execution. The provisions of this Section 5 shall terminate fifteen and a half (15 1/2) months following the date hereof.

           6.  Veto Rights.
               -----------

               a. Subject to Section 6(b) below, the Company shall not, without first obtaining the written consent of American Express, issue any shares of capital stock of the Company for equity financing purposes to any American Express Non-Approved Buyer at any time before the earlier to occur of (i) an Initial Public Offering, (ii) May 10, 2000, (iii) such time as American Express and all American Express Entities in the aggregate hold(s) that number of shares of the Company's outstanding Common Stock and Preferred Stock equal to less than nine percent (9.0%) of the sum of (x) of the Company's then outstanding Common Stock and Preferred Stock and (y) shares of Common Stock issuable upon exercise of all options vested as of such date exercisable for shares of the Company's Common Stock.

               b. Notwithstanding the foregoing, such American Express veto rights described in this Section 6 will expire in their entirety and be of no further force and effect immediately upon such time as the commercial relationship between the Company and American Express, as evidenced by the Web Services and Travel Agreement by and between the Company and American Express, dated the date hereof, or any successor agreement thereto or any new commercial agreement between American Express and the Company entered into following the date hereof (collectively, the "AmEx Commercial Relationship"), is terminated by American Express without cause or by the Company following a material breach by American Express.

               c. For purposes of this Section 6 only, American Express shall be deemed to hold the shares of Preferred Stock or the securities issuable upon conversion thereof of the Company as set forth in Schedule A of the Purchase
                                                  ----------
Agreement (excluding any shares issuable upon exercise of the AmEx
Warrants, as defined in the Purchase Agreement) beginning on the Initial Closing Date (as such term is defined in the Purchase Agreement); provided, however, that if the AmEx Subsequent Closing (as such term is defined in the Purchase Agreement) does not occur on or prior to November 30, 1999, then AmEx shall no longer be deemed to hold such shares for purposes of this Section 6 after November 30, 1999.

          7.  Termination.  Notwithstanding any other termination provisions
              -----------
specifically set forth herein with respect to a specific section or sections of this Agreement, this Agreement shall terminate in its entirety and be of no further force or effect upon the earlier to occur of:

              a. an agreement to terminate is entered into in writing by: (i) the Company and (ii) the holders of a majority of the Common Stock issued or issuable upon conversion of Preferred Stock then outstanding and held by the Series E Investor;

              b.  the Sale of the Company; or

              c.  May 10, 2008.

          8.  Miscellaneous.
              -------------

              a.  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of California applicable to contracts made among residents of, and wholly to be performed in, the State of California.

              b.  Further Instruments.  From time to time, each party hereto
                  -------------------
shall execute and deliver such instruments and documents as may be reasonably necessary to carry out the purposes and intent of this Agreement.

              c.  Binding Effect.  In addition to any restriction on transfer
                  --------------
of Capital Stock that may be imposed by any other agreement by which any party hereto may be bound, and except as set forth herein, this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, their respective heirs (if applicable), successors and assigns and to such additional individuals or entities that may become shareholders of the Company and that desire to become parties hereto; provided that for any such transfer of rights and obligations to be effective, such shareholder shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Schedule B (an "Adoption Agreement"). Upon the execution and delivery of an
----------
Adoption Agreement by any transferee of a party to this Agreement or any shareholder reasonably acceptable to the Company (each, for purposes of this Section 8(c), a "New Shareholder"):

                  (i) such New Shareholder shall become a party hereto with the same effect as though it had executed this Agreement on the date first written above; and

                  (ii) in accordance with Section 4 hereof, such New Shareholder shall be deemed to be a "Standstill Investor" and the Company shall amend the attached Schedule A, on and as of the date of such Adoption Agreement, to
         ----------
reflect such New Shareholder's name and Threshold Percentage and/or any other change resulting from such New Shareholder's ownership interest, including without limitation any change in the name(s) and/or Threshold Percentage(s) of any party or parties to this Agreement.

By their execution of this Agreement or any Adoption Agreement, each of the parties hereto appoints the Company as its attorney-in-fact for the purposes of executing any Adoption Agreement which may be required to be delivered hereunder and/or amending Schedule A hereto pursuant to the terms of this Section 8(c).
                ----------

              d.  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              e.  Entire Agreement; Termination of Prior Agreement.  This
                  ------------------------------------------------
Agreement shall become effective and shall constitute and contain the entire agreement of the parties hereto, superseding any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof, upon (A) the execution of this Agreement by (i) the
                       ----
Company and (ii) the Series E Investors, and (B) the AmEx Subsequent Closing Date (as defined in the Purchase Agreement); provided, however, that Section 6 hereto shall become effective upon the fulfillment of (i) and (ii) of this Section 8(e) and the Initial Closing Date (as defined in the Purchase Agreement).

              f.  Amendments and Waivers.  Any section of this Agreement may
                  ----------------------
be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and American Express. Any amendment or waiver effected in accordance with this Section 8(f) shall be binding upon the Company, American Express and each holder of Preferred Stock and any Common Stock issued upon conversion thereof to whom the rights have been transferred American Express in accordance with Section 2 hereof.

              g.  Notices, etc.  All notices and other communications required
                  ------------
or permitted hereunder shall be in writing and shall be deemed effectively given
(i) upon personal delivery to the party to be notified, (ii) upon confirmed electronic facsimile ("fax") transmission to the fax number for any party as specified below, or (iii) three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, in each case addressed or faxed (A), if to a Series E Investor, to such Series E Investor's address or fax number, as the case may be, set forth on the signature pages attached to this Agreement, or at such other address or fax number, as the case may be, as such Series E Investor shall have furnished to the Company in writing in accordance with this Section 8(g), (B) if to any other holder of the Preferred Stock and Common Stock issued upon conversion thereof to whom any rights under this Agreement have been transferred in accordance with Sections 2 and 8(c) hereof, to such address or fax number, as the case may be, as such holder shall have furnished the Company in writing in accordance with Section 8(c), or, until any such holder so furnishes an address or fax number to the Company, then to the address or fax number, as the case may be, of the last holder thereof who has so furnished an address or fax number to the Company or (C), if to the Company, to the address or fax number, as the case may be, set forth on the signature pages hereto.

               h.  Certain Definitions. For purposes of this Agreement,
                   -------------------
"American Express Related Party" shall mean (i) any corporation or limited liability company directly controlled by, controlling, or under common control with (to the extent of more than fifty percent (50%) of its issued capital stock entitled to vote for the election of directors) American Express, or (ii) any partnership directly controlled by, controlling, or under common control with (to the extent of more than fifty percent (50%) of its voting power or otherwise having power to control its general activities) American Express, but in each case only for so long as such ownership or control shall continue.

               i.  Grant of Proxy.  Should the provisions of this Agreement be
                   --------------
construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

               j.  Manner of Voting.  The voting of shares pursuant to this
                   ----------------
Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

               k.  Stock Splits, Stock Dividends, etc.  In the event of any
                   ----------------------------------
issuance of shares of the Company's voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 1.

               l.  Specific Enforcement.  It is agreed and understood that
                   --------------------
monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto (or the permitted transferees or assignees of any party hereto that is bound by the provisions of this Agreement), that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each such party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

               m.  Severability.  Whenever possible, each provision of this
                   ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               n.  Share Number Adjustments.  Unless otherwise set forth
                   ------------------------
herein, wherever any provision of this Agreement sets forth a specific number of shares of the Company's Capital Stock (as defined herein), such number shall be appropriately adjusted upon the occurrence of any stock splits, dividends, combinations, reclassifications, recapitalizations, reorganizations and the like with respect to the Company's Capital Stock.

               o.  Nonassignment of Rights. The rights (but not the
                   -----------------------
obligations) provided to American Express herein under Sections 4, 5, 6, 7 and 8, shall not be assignable without the prior, express written consent of the Company, except in the case of an assignment to an American Express Related Party (as defined in Section 7(h) above).

               p.  Termination.  This Agreement will terminate if the AmEx
                   -----------
Subsequent Closing has not been effected on or before November 30, 1999.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                 COMPANY:

                                 GETTHERE.COM,
                                 a California corporation

                                 By: /s/ Kenneth Pelowski
                                    --------------------------------
                                    Kenneth Pelowski,
                                    Chief Operating Officer and
                                    Chief Financial Officer

                       Address:  GetThere.com
                                 445 Sherman Avenue
                                 Palo Alto, CA  94306
                                 Attn: Kenneth Pelowski

                                 AMERICAN EXPRESS TRAVEL RELATED SERVICES
                                 COMPANY, INC.

                                 By: /s/ Anne Busquet
                                    --------------------------------

                                 Name: Anne Busquet
                                      ------------------------------

                                 Title: President, AERS
                                       -----------------------------

                       Address:  American Express Tower
                                 World Financial Center
                                 New York, NY 10285
                                 Attn:  Lawrence Kutscher


                        SIGNATURE PAGE TO GETTHERE.COM
                     STANDSTILL AND BRING ALONG AGREEMENT

                                   SCHEDULE A
                                   ----------

                            SCHEDULE OF SHAREHOLDERS

                                                                Number       Threshold
              Shareholder                Class of Shares      of Shares     Percentage
              -----------                ---------------      ---------     -----------
"American Express" and/or "American
 ----------------------------------
 Express Related Party"
 ---------------------
American Express Travel Related          Preferred Stock        [--------]          15%
 Services Company, Inc.

                                   SCHEDULE B
                                   ----------

                               ADOPTION AGREEMENT

          This Adoption Agreement ("Adoption Agreement") is executed by the undersigned (the "Shareholder,") pursuant to the terms of that certain Standstill and Bring Along Agreement dated as of September 14, 1999 (the "Standstill and Bring Along Agreement") by and among GetThere.com, a California corporation (the "Company") and certain of its shareholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Shareholders Agreement. By the execution of this Adoption Agreement, the Shareholder agrees as follows:

          (a) Acknowledgment.  Shareholder acknowledges that Shareholder is
              --------------
acquiring certain shares of the capital stock of the Company (the "Stock"), subject to the terms and conditions of the Standstill and Bring Along Agreement.

          (b) Agreement.  Shareholder (i) agrees that the Stock acquired by
              ---------
Shareholder shall be bound by and subject to the terms of the Standstill and Bring Along Agreement, and (ii) hereby adopts the Standstill and Bring Along Agreement with the same force and effect as if the Shareholder were originally a party thereto.

          (c) Notice.  Any notice required or permitted by the Standstill and
              ------
Bring Along Agreement shall be given to Shareholder at the address listed beside Shareholder's signature below.

          (d) Share Ownership and Threshold Percentage.  For purposes of the
              ----------------------------------------
Schedule of Shareholders attached as Schedule A to the Standstill and Bring Along Agreement, the Shareholder currently owns ______________ shares of the _____________________________ of the Company and such Shareholder's Threshold Percentage shall initially be fifteen percent (15%).

          EXECUTED AND DATED this ______ day of _________________, ____.

                                 SHAREHOLDER:


                                 By:
                                    -------------------------------------
                                  Name and Title
                                  Address:
                                          -------------------------------
                                          -------------------------------

Accepted and Agreed on behalf of all the
parties to the Standstill and Bring Along Agreement:
---------------------------------------------------
COMPANY:
By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

                                      S-2